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                                LNB BANCORP, INC.

                             EXHIBIT TO FORM 11 - K

                  (for the fiscal year ended December 31, 2004)


                           S - K REFERENCE NUMBER (23)

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
LNB Bancorp, Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-8 of LNB Bancorp, Inc. of our report dated June 24, 2005, with respect to the statements of assets available for plan benefits of The Lorain National Bank 401(k)Plan as of December 31, 2004 and 2003, and the related statement of changes in assets available for plan benefits for the year ended December 31, 2004, and all related supplemental schedules, which report appears on Form 11-K of LNB Bancorp, Inc.

     /s/ KPMG LLP
   Cleveland, Ohio
    June 29, 2005